UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CADIZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On June 4, 2019, Cadiz Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which is scheduled to be held on Wednesday, July 10, 2019 at 10:00 a.m. local time, and any postponements or adjournments thereof, at the KPMG Center – Terrace Level Conference Room, located at 550 S. Hope Street, Los Angeles, CA 90071. This Amendment No. 1 to the proxy statement is being filed to (i) include additional disclosure regarding Proposal 5 in light of the Company’s Amendment No. 2 to its Bylaws, filed as Exhibit 3.1 to a Current Report on Form 8-K filed with the SEC on June 17, 2019 (“Amendment No. 2 to the Bylaws”), (ii) update the “Stockholder Proposals” section of the proxy statement to account for Amendment No. 2 to the Bylaws’ change of the dates by which a stockholder must deliver timely notice of its nominations or proposals to be brought before the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and (iii) include additional disclosure regarding the number of participants eligible under the Cadiz Inc. 2019 Equity Incentive Plan, which has been submitted for stockholder approval as Proposal 3.

No other changes have been made to the proxy statement and it continues to be in full force and effect as originally filed.

Capitalized terms used but not otherwise defined in this Amendment No. 1 have the meanings ascribed to them in the proxy statement. This Amendment No. 1 contains important additional information and should be read together with the proxy statement.

CADIZ INC.

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2019

The following information supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Definitive Proxy Statement, dated June 4, 2019, previously furnished to stockholders of Cadiz Inc., a Delaware corporation (the “Company”), in connection with the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which is scheduled to be held on Wednesday, July 10, 2019 at 10:00 a.m. local time, and any postponements or adjournments thereof, at the KPMG Center – Terrace Level Conference Room, located at 550 S. Hope Street, Los Angeles, CA 90071 to (i) include additional disclosure regarding Proposal 5 in light of the Company’s Amendment No. 2 to its Bylaws, (ii) update the “Stockholder Proposals” section of the proxy statement to account for Amendment No. 2 to the Bylaws’ change of the dates by which a stockholder must deliver timely notice of its nominations or proposals to be brought before the 2020 Annual Meeting and (iii) include additional disclosure regarding the number of participants eligible under the Cadiz Inc. 2019 Equity Incentive Plan, which has been submitted for stockholder approval as Proposal 3. Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to the Company.

This Amendment No. 1 relates to Proposal 3 and Proposal 5 to be considered by stockholders at the 2019 Annual Meeting and does not provide all of the information that is important to your decisions with respect to voting on all of the proposals that are being presented to stockholders for their vote at the 2019 Annual Meeting. Additional information is contained in the proxy statement, which was previously made available to you or mailed to you, if you requested a hard copy. To the extent that the information in this Amendment No. 1 differs from, updates or conflicts with the information contained in the proxy statement, the information in this Amendment No. 1 shall amend and supersede the information in the proxy statement. Except as so amended or superseded, all information set forth in the proxy statement remains unchanged and important for you to review. Accordingly, we urge you to read this Amendment No. 1 carefully and in its entirety together with the proxy statement.

This Amendment No. 1 relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2019 Annual Meeting.

The date of this Amendment No. 1 to the proxy statement is June 17, 2019.

PROPOSAL 5 STOCKHOLDEr proposal to amend the Bylaws

The following stockholder proposal (with the changed portion of the Bylaws appearing in bold and italics) will be voted on at the 2019 Annual Meeting, if properly presented, by or on behalf of WAM. As of the date of our receipt of this proposal, WAM stated that it may be deemed to beneficially own 3,257,547 shares of our common stock.

“RESOLVED, that, effectively immediately, Section 2.16 of the Bylaws be and hereby is, amended and restated as follows:

2.16 Notice of Stockholder Business.

At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, a stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 90 days prior to such anniversary date, and (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions of this Section 2.16. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before such meeting shall not be transacted.”

Supporting Statement of WAM.

This Proposal seeks to amend the Bylaws in an effort to align the Company’s corporate governance with best practices. As currently written, Section 2.16 has the potential to impede the stockholder franchise, by preventing stockholders from making nominations or submitting proposals in the event that the Company announces the date of its annual meeting less than 90 days before it is to take place.

The proposed amendment allows stockholders to calculate the deadline for submitting nominations and proposals based off of either the established and easily determinable anniversary date of the last meeting or 10 days after the announcement of an annual meeting date that departs from the Company’s previous meeting date by more than 30 days.

Statement of the Board Regarding Proposal 5.

The Board unanimously recommends that stockholders vote “AGAINST” this stockholder proposal, as, among other reasons, the Board adopted a comprehensive Amendment No. 2 to the Bylaws, which amended Section 2.16 of the Bylaws to incorporate certain aspects of WAM’s proposal and further improve upon the Bylaws’ nomination requirements by bringing them into alignment with current corporate governance standards, which has, as a result, rendered WAM’s proposal moot.

While the Board believes that advance notice provisions for annual meetings, as a general matter, provide management and the Board time and opportunity to evaluate and make recommendations with respect to stockholder proposals, the proposed Bylaws amendment by WAM fails to include many terms related to information that nominating/proposing stockholders should include in their nomination/proposal submissions that are crucial to the Company’s ability to evaluate potential nominations/proposals and determine how such business affects the interests of stockholders. Further, in the Company’s opinion, the proposal by WAM does not provide sufficient time for the Board to go through the necessary steps to vet potential candidates for election to the Board. As part of its nomination process, the Board and Nominating and Corporate Governance Committee undertake a careful and thorough evaluation of each candidate, including those proposed by stockholders. An advance notice provision with only 30 days’ notice such as suggested in Proposal 5 could run the risk of not allowing full diligence on proposed candidates for the Board, and is not typical for a company of Cadiz’s size.

For these reasons, pursuant to Section 9.2 of the Bylaws, the Board adopted a comprehensive Amendment No. 2 to the Bylaws, amending Section 2.16 of the Bylaws on June 11, 2019 to, as previously stated, incorporate certain aspects of WAM’s proposal and further improve upon the Bylaws’ nomination requirements.

The full text of Amendment No. 2 to the Bylaws has been attached as Exhibit 3.1 to a Current Report on Form 8-K filed by the Company with the SEC on June 17, 2019.

Required Vote.

If properly presented at the 2019 Annual Meeting, the approval of the stockholder proposal to amend the Bylaws to expand the notice requirements for stockholder business to be timely brought before an annual meeting, if properly presented, requires a majority of outstanding shares entitled to vote at the 2019 Annual Meeting. The enclosed WHITE proxy card enables a stockholder to vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”

THE STOCKHOLDER PROPOSAL TO AMEND THE BYLAWS.

WHITE PROXY CARDS WILL BE VOTED “AGAINST” THIS STOCKHOLDER PROPOSAL
UNLESS OTHERWISE SPECIFIED.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in our proxy statement for the 2020 Annual Meeting must be received by the Secretary of the Corporation at 550 S. Hope Street, Suite 2850, Los Angeles, CA 90071 no later than February 5, 2020. For a proposal to be included, you must comply with the rules of the SEC governing the submission of stockholder proposals.

Under our Bylaws, no business may be brought before the 2020 Annual Meeting unless it is specified in the notice of the meeting, is otherwise properly brought before the meeting by or at the direction of the Board, or is properly brought before the meeting by a stockholder who has delivered notice to the Secretary of the Corporation (containing certain information specified in the Bylaws) not less than 90 days and not more than 120 in advance of the anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders (subject to certain exceptions if the annual meeting of stockholders is advanced or delayed a certain number of days). Under our Bylaws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2020 Annual Meeting, but do not intend to include in our proxy statement for such meeting) on or after February 5, 2020 and on or prior to March 6, 2020, then the notice will be considered untimely and we will not be required to present the proposal at the 2020 Annual Meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

PROPOSAL 3 APPROVAL OF THE CADIZ INC. 2019 EQUITY INCENTIVE PLAN

On April 12, 2019, the Board adopted the Cadiz Inc. 2019 Equity Incentive Plan and recommended that it be submitted to the Company’s stockholders for their approval. At the 2019 Annual Meeting, the Company’s stockholders are being asked to approve the Cadiz Inc. 2019 Equity Incentive Plan. If approved, the Cadiz Inc. 2019 Equity Incentive Plan will be effective as of June 11, 2019. The proposed Cadiz Inc. 2019 Equity Incentive Plan is attached to the proxy statement as Appendix B.

Eligibility.

The persons eligible to receive Awards under the Cadiz Inc. 2019 Equity Incentive Plan are the directors, employees (including officers) and consultants who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Cadiz Inc. 2019 Equity Incentive Plan. As of May 31, 2019, approximately eleven directors (including new nominees to the Board), nine employees (three of whom are directors) and two consultants were eligible to participate in the Cadiz Inc. 2019 Equity Incentive Plan.

Required Vote.

The approval of the Cadiz Inc. 2019 Equity Incentive Plan requires an affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.